NEUBERGER&BERMAN ADVISERS MANAGEMENT TRUST
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE B


Compensation pursuant to Paragraph 3 of the Neuberger&Berman Advisers Management Trust Administration Agreement shall be the following percentage per annum of the average daily net assets of each Portfolio

                 Balanced Portfolio                                0.30%

                 Growth Portfolio                                  0.30%

                 Liquid Asset Portfolio                            0.30%

                 Limited Maturity Bond Portfolio                   0.40%

                 Partners Portfolio                                0.40%

                 International Portfolio                           0.30%

                 Guardian Portfolio                                0.30%

                 Mid-Cap Growth Portfolio                          0.30%

                 Socially Responsive Portfolio                     0.30%


DATED:  August 19, 1998